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                                                                    Exhibit 23.6


INDEPENDENT AUDITORS' CONSENT

           We consent to the incorporation by reference in this Registration Statement of The Kroll-O'Gara Co. on Form S-8 of our report dated December
18, 1998 (January 21, 1999 as to the second paragraph on Note 15) on the consolidated financial statements of Background America, Inc. and subsidiaries for the years ended December 31, 1996 and 1997, appearing in the Current Report on Form 8-K of The Kroll-O'Gara Co. dated March 9, 1999.

DELOITTE & TOUCHE LLP

Nashville, Tennessee
March 11, 1999